Exhibit 4.4

EXECUTION COPY

TYCO INTERNATIONAL FINANCE S.A.

TYCO INTERNATIONAL LTD.

SUPPLEMENTAL INDENTURE 2008-3

$421,961,000

7.0% Notes due 2019

THIS SUPPLEMENTAL INDENTURE 2008-3, dated and effective as of 10:15 a.m. New York City time on June 3, 2008, among TYCO INTERNATIONAL FINANCE S.A., a Luxembourg company (the “Company”), TYCO INTERNATIONAL LTD., a Bermuda company (“Tyco”), and WILMINGTON TRUST COMPANY, as successor trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company, Tyco and the Trustee are parties to an Indenture, dated as of June 9, 1998 (as amended and supplemented, including by Supplemental Indenture 2008-1 which has become effective in accordance with its terms as of 10:00 a.m. New York City time on June 3, 2008, the “Indenture”), providing for the issuance from time to time of one or more series of Securities;

WHEREAS, Article Seven of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture; and

WHEREAS, Section 7.1(e) of the Indenture provides that the Company, Tyco and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.4 of the Indenture.

NOW THEREFORE:

In consideration of the premises and the issuance of the series of Securities provided for herein, the Company, Tyco and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such series as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS

SECTION 1.1       INTEGRAL PART.  This Supplemental Indenture 2008-3 constitutes an integral part of the Indenture.

SECTION 1.2       GENERAL DEFINITIONS.  For all purposes of this Supplemental Indenture 2008-3:

(a)           capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)           all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture 2008-3; and

(c)           the terms “HEREIN”, “HEREOF”, “HEREUNDER” and other words of similar import refer to this Supplemental Indenture 2008-3.

SECTION 1.3       DEFINITIONS.  The following definitions shall apply to this Supplemental Indenture 2008-3:

“144A GLOBAL NOTE” means a Global Note bearing the Private Placement Legend that will be issued in an aggregate principal amount equal to the principal amount of Notes issued in global form in reliance on Rule 144A.

“ADDITIONAL INTEREST” means additional interest then owing pursuant to the Registration Rights Agreement.

“ADJUSTED REDEMPTION TREASURY RATE” means, with respect to any redemption date, the annual rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such redemption date.

“APPLICABLE PROCEDURES”, with respect to any transfer or exchange of or for beneficial interests in any Global Note, means the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“BUSINESS DAY” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

“CLEARSTREAM” means Clearstream Banking S.A., or its successors.

“COMPARABLE REDEMPTION TREASURY ISSUE” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that will be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“COMPARABLE REDEMPTION TREASURY PRICE” means, with respect to any redemption date, (i) the average of the Redemption Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation

Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“DEFINITIVE NOTE” means a certificated Note registered in the name of the Holder thereof.

“DISTRIBUTION COMPLIANCE PERIOD” means the restricted period as defined in Rule 903(b)(3) under the Securities Act.

“EUROCLEAR” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.

“INDIRECT PARTICIPANT” means any entity that, with respect to the Depositary, clears through or maintains a direct or indirect custodial relationship with a Participant.

“NOTES” means the 7.0% Notes due 2019 of the Company to which this Supplemental Indenture 2008-3 relates.

“PARTICIPANT”, with respect to the Depositary, Euroclear or Clearstream, means a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to Depositary, shall include Euroclear and Clearstream).

“PRIVATE PLACEMENT LEGEND” means the legend set forth in the form of Note to be placed on all Restricted Notes, except as otherwise provided in Section 2.10 hereof.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QUOTATION AGENT” means a Redemption Reference Treasury Dealer appointed as such agent by the Company or Tyco.

“REDEMPTION REFERENCE TREASURY DEALER” means each of J.P. Morgan Securities Inc. and four other primary U.S. Government securities dealers in The City of New York selected by the Company or Tyco.

“REDEMPTION REFERENCE TREASURY DEALER QUOTATIONS” means, with respect to each Redemption Reference Treasury Dealer and any redemption date, the offer price for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the redemption date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“REGISTRATION RIGHTS AGREEMENT” means the Registration Rights Agreement, dated as of June 3, 2008, executed by the Company and Tyco for the benefit of the Holders (as defined therein), relating to the Notes, as such agreement may be amended from time to time.

“REGULATION S GLOBAL NOTE” means a permanent Global Note bearing the Private Placement Legend that will be issued in an aggregate principal amount equal to the principal amount of Notes issued in global form in reliance on Regulations.

“REGULATION S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“RESTRICTED DEFINITIVE NOTE” means a Definitive Note bearing the Private Placement Legend.

“RESTRICTED GLOBAL NOTE” means a Global Note bearing the Private Placement Legend.

“RESTRICTED NOTE” means each Note unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

“RULE 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“SECURITIES ACT” means the Securities Act of 1933, as amended.

“SECURITY REGISTRAR” means the office or agency where the Notes may be presented for registration of transfer and exchange.

“UNRESTRICTED DEFINITIVE NOTE” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“UNRESTRICTED GLOBAL NOTE” means a permanent Global Note that does not bear and is not required to bear the Private Placement Legend.

“UNRESTRICTED NOTE” means a Note (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

ARTICLE TWO

THE SERIES OF NOTES

SECTION 2.1       TITLE OF THE SECURITIES.  There shall be a series of Securities designated as the “7.0% Notes due 2019” (the “NOTES”).

SECTION 2.2       LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF NOTES.  The aggregate principal amount of the Notes shall not initially exceed $421,961,000. Each Note shall be dated the date of its authentication.

SECTION 2.3       PRINCIPAL PAYMENT DATE.  Subject to the provisions of Section 2.6 hereof and Articles Four and Twelve of the Indenture, the principal of the Notes shall become due and payable in a single installment on December 15, 2019.

SECTION 2.4       INTEREST AND INTEREST RATES. Interest on the Notes shall be payable semiannually on June 15 and December 15 of each year beginning on June 15, 2008 (each, an “INTEREST PAYMENT DATE”); PROVIDED, HOWEVER, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day, and no additional interest shall be paid in respect of such intervening period.

The interest payable on each Interest Payment Date shall be the amount of interest accrued from December 15, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until the principal amount of the Notes has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The interest rate borne by the Notes will be 7.0% per annum until the Notes are paid in full, plus Additional Interest, if any, payable pursuant to the Registration Rights Agreement and as set forth in the Notes.

The interest payable on any Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the June 1 or December 1 (in each case, whether or not a Business Day), respectively, immediately preceding such Interest Payment Date (each, a “Regular Record Date”); provided that if such June 1  or December 1 is prior to the date of issuance of such Note, interest will be paid to the Person in whose name such Note is registered at the close of business on such date of issuance.  Interest payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name such Note is registered at the close of business on the Regular Record Date or date of issuance, as the case may be, immediately preceding such Interest Payment Date, and such interest shall instead be paid to the Person in whose name such Note is registered at the close of business on the record date established for such payment by notice by or on behalf of the Company to the Holders of the Notes mailed by first-class mail not less than 15 days prior to such record date to their last addresses as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest.

SECTION 2.5       PLACE OF PAYMENT.  The place of payment where the Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes are payable, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company or Tyco in respect of the Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company and Tyco for such purpose shall initially be the office of the Trustee at [                  ].

At the option of the Company and Tyco, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company and Tyco, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date.

SECTION 2.6       REDEMPTION.  The Notes are redeemable, in whole or in part, at the option of the Company and Tyco at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 15 basis points plus, in each case, accrued interest thereon to the date of redemption.  The Notes are also subject to redemption to the extent described in Article Twelve of the Indenture.

Except as otherwise provided herein, the Company and Tyco shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or upon the happening of any specified event or at the option of any Holder of the Notes.

SECTION 2.7       DENOMINATION.  The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

SECTION 2.8       CURRENCY.  Principal and interest on the Notes shall be payable in United States dollars.

SECTION 2.9       NOTES TO BE ISSUED IN GLOBAL FORM; EXCHANGE FOR CERTIFICATED NOTES.

(a)           The Notes will be initially represented by one or more Restricted Global Notes.  The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Notes.  Each Global Note will be deposited with the Trustee, as custodian for the Depositary.  Unless and until it is exchanged in whole or in part for Definitive Notes, such Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary for the Notes or a nominee of such successor Depositary.  The Depositary may surrender a Global Note in exchange in whole or in part for Definitive Notes on such terms as are acceptable to the Company, Tyco and the Depositary.

(b)           The Company or Tyco may at any time in its sole discretion determine that all or any portion of the Notes shall no longer be represented by a Global Note or Global Notes.  In such event the Company and Tyco shall execute, and the Trustee, upon receipt of a written Company order or Tyco order (pursuant to Section 2.5 of the Indenture) for the authentication and delivery of Definitive Notes of like tenor, shall authenticate and deliver Definitive Notes of like tenor, in authorized denominations and in an aggregate principal amount equal to the applicable principal amount of the Global Note, in exchange for such Global Note (or the applicable portion thereof).

(d)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer set forth herein and to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.9(d)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.9(d)(1) above, the transferor of such beneficial interest must deliver to the Security Registrar, as applicable, either:

(A)(1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the relevant Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)(1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above;

Upon satisfaction of all the requirements for transfer and exchange of beneficial interests in Global Notes contained herein and in the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note or Global Notes pursuant to Section 2.9(h).

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.9(d)(2) and the Security Registrar receives a completed certificate in the form of Exhibit A.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any

Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.9(d)(2) above and the Security Registrar receives a completed certificate from such holder in the form of Exhibit A or Exhibit B, as applicable, and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Company and Tyco to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company and Tyco shall issue and, upon receipt of a written Company order or Tyco order (pursuant to Section 2.5 of the Indenture) for the authentication and delivery of such Note, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Security Registrar of a completed certificate from such holder in the form of Exhibit A or Exhibit B, as applicable, and certificates and opinions of counsel, if applicable, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.9(h), and the Company and Tyco shall execute a Restricted Definitive Note in the appropriate principal amount and, upon receipt of a written Company order or Tyco order (pursuant to Section 2.5 of the Indenture) for the authentication and delivery of such Note, the Trustee shall authenticate and deliver to the Person designated in the instructions such Restricted Definitive Note.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.9(e) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary for such series and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.9(e)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Security Registrar receives a completed certificate from such holder in the form of Exhibit A or Exhibit B, as applicable, and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Company and Tyco to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.9(d)(2), the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.9(h), and the Company and Tyco shall execute an Unrestricted Definitive Note in the appropriate principal amount and, upon receipt of a written Company order or Tyco order for the authentication and delivery of such Note, the Trustee shall authenticate and deliver to the Person designated in the instructions such Unrestricted Definitive Note.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.9(e)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.9(e)(3) shall not bear the Private Placement Legend.

(f)            Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Trustee of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a completed certificate from such Holder in the form of Exhibit B; or

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a non-U.S.  person in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act, a completed certificate to that effect set forth in Exhibit A,

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note and, in the case of clause (B) above, the 144A Global Note or the Regulation S Global Note as applicable.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Security Registrar receives a completed certificate from such Holder in the form of Exhibit A or Exhibit B, as applicable, and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Company and Tyco to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.9(f)(2), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) of this Section 2.9(f) at a time when an Unrestricted Global Note has not yet been issued, the Company and Tyco shall issue and, upon receipt of a written Company order or Tyco order for the authentication and delivery of such Note, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(g)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.9(g), the Trustee shall register the transfer or exchange of Definitive Notes pursuant to the provisions of Section 2.9 of the Indenture.  In addition to the requirements set forth in Section 2.9 of the Indenture, the requesting Holder shall provide any additional certifications, documents, and information, as applicable, required pursuant to the following provisions of this Section 2.9(g).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Definitive Note if the Trustee receives a completed certificate in the form of Exhibit A, including the certifications, certificates and opinions of counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Security Registrar receives a completed certificate from such Holder in the form of Exhibit A or Exhibit B, as applicable and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Trustee and the Company and Tyco to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of an Unrestricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note in accordance with subsection 2.9 of the Indenture.  Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 of the Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 2.10     FORM OF NOTES.  The Notes shall be substantially in the form attached as Exhibit C hereto.

SECTION 2.11     DEFEASANCE AND COVENANT DEFEASANCE.  The provisions of Article Nine of the Indenture shall apply to the Notes.

SECTION 2.12     CHANGE OF CONTROL.

(a)           If a Change of Control Triggering Event occurs, unless the Company and Tyco have exercised their option to redeem the Notes, they shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Notes to repurchase, at the Holder’s election, all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth herein. In a Change of Control Offer, the Company and Tyco shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s or Tyco’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b)           In order to accept the Change of Control Offer, the Holder must deliver (or otherwise comply with alternative instructions in accordance with the procedures of the Depositary) to the paying agent, at least five Business Days prior to the Change of Control Payment Date, its Note together with the form entitled “Election Form” (which form is annexed hereto as Exhibit D) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

(i)            the name of the Holder of such Note;

(ii)           the principal amount of such Note;

(iii)          the principal amount of such Note to be repurchased;

(iv)          the certificate number or a description of the tenor and terms of such Note;

(v)           a statement that the Holder is accepting the Change of Control Offer; and

(vi)          a guarantee that such Note, together with the form entitled “Election Form” duly completed, will be received by the paying agent at least five Business Days prior to the Change of Control Payment Date.

(c)           Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of a Note, but in that event the principal amount of such Note remaining outstanding after repurchase must equal an integral multiple of $1,000.

(d)           On the Change of Control Payment Date, the Company and Tyco shall, to the extent lawful:

(i)            accept for payment all Notes or portions of such Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(e)           The Company and Tyco shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by them and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company and Tyco shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(f)            The Company and Tyco shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 2.13, the Company and Tyco shall comply with those securities laws and regulations and shall not be deemed to have breached their obligations under this Section 2.12 by virtue of any compliance with such laws or regulations.

(g)           For purposes of this Section 2.12, the following terms are applicable:

“Change of Control” means the occurrence on or after April 11, 2008 of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions (other than any transaction or series of related transactions that is the subject of the Existing Litigation or otherwise relates to the Separation Transactions), of all or substantially all of the assets of Tyco and its subsidiaries, taken as a whole, to any person, other than Tyco or a direct or indirect wholly-owned subsidiary of Tyco; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Tyco’s outstanding Voting Stock or other Voting Stock into which Tyco’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Tyco consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Tyco, in any such event pursuant to a transaction in which any of Tyco’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Tyco’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of Tyco’s Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to Tyco’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (5) above if (i) Tyco becomes a direct or indirect wholly-owned subsidiary of a holding company or a holding company becomes the successor to Tyco under Section 8.2 of the Indenture pursuant to a transaction that is permitted under Section 8.1 of the Indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are substantially the same (and hold in the same proportions) as the holders of Tyco’s Voting Stock immediately prior to that transaction. The term “person,” as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of Tyco’s Board of Directors who (1) was a member of such Board of Directors on April 11, 2008 or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of Tyco’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Existing Litigation” means the proceeding originally entitled The Bank of New York v. Tyco International Group S.A., No. 07 Civ. 4659 (SAS), pending in the United States District Court for the Southern District of New York.

“Fitch” means Fitch Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company and Tyco.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of such Notes publicly available for reasons outside of the Company’s and Tyco’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company and Tyco (as certified by a resolution of the Company’s and Tyco’s Boards of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or Tyco’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“Separation Transactions” means the series of transactions preparatory to and in connection with the separation of the electronics and healthcare businesses and related assets and liabilities of Tyco and its subsidiaries and the distribution of such electronics and healthcare businesses and related assets and liabilities to Tyco’s shareholders.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified “Person” as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

(h)           The provisions of Article Eleven of the Indenture shall apply to the Change of Control Offer provisions of this Supplemental Indenture 2008-3 except as and to the extent otherwise specified herein.

SECTION 2.13     REGISTRATION RIGHTS AGREEMENT.  The Holders of the Notes have the benefit of the Registration Rights Agreement.  The Registration Rights Agreement provides that Additional Interest would be payable if the Notes are not freely tradeable under Rule 144 under the Securities Act by Holders of the Notes who are not affiliates of the Company or Tyco on and after the 180th day after the date hereof until the first anniversary of the date hereof (a “Registration Default”).  The Company and Tyco shall notify the Trustee within five business days after a Registration Default occurs in respect of which Additional Interest is required to be paid.  Any amounts of Additional Interest will be payable on the Interest Payment Dates.  References to the term “interest” in the Indenture, as supplemented hereby, shall be deemed to include “Additional Interest,” unless the context requires otherwise.

SECTION 2.14     LIMITATION ON LIENS.  For purposes of this Supplemental Indenture 2008-3, Section 3.9(a) of the Indenture is amended to state in its entirety:

“(a) liens existing on June 9, 1998;”.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 3.1       ADOPTION, RATIFICATION AND CONFIRMATION.  The Indenture, as supplemented and amended by this Supplemental Indenture 2008-3, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.2       COUNTERPARTS.  This Supplemental Indenture 2008-3 may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 3.3       GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE 2008-3 AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture 2008-3 to be duly executed as of the time, day and year first written above.

TYCO INTERNATIONAL FINANCE S.A.

By:	/s/ Enrica Maccarini
Name:	Enrica Maccarini
Title:	Managing Director

TYCO INTERNATIONAL LTD.

By:	/s/ Christopher J. Coughlin
Name:	Christopher J. Coughlin
Title:	Executive Vice President & Chief
Financial Officer

WILMINGTON TRUST COMPANY, Trustee

By:	/s/ Patrick J. Healy
Name:	Patrick J. Healy
Title:	Vice President

EXHIBIT A

FORM OF CERTIFICATE OF TRANSFER

Tyco International Finance S.A.

58 Rue Charles Martel

L-2134 Luxembourg

Attention: The Managing Directors

[Trustee]
[Address]

Re: 7.0% Notes due 2019

Ladies and Gentlemen,

Reference is hereby made to the Indenture, dated as of June 9, 1998, among Tyco International Finance S.A., a Luxembourg company (the “Company”), Tyco International Ltd., a Bermuda company (“Tyco”), and                             , a                             , as trustee (the “Trustee”), (as amended and supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.                                (the “Transferor”) owns and proposes to transfer the Security or Securities or interest[s] in such Security or Securities specified in Annex A hereto, in the principal amount of $                   in such Security or Securities or interest[s] (the “Transfer”), to                        (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

CHECK ALL THAT APPLY

1.             ☐            Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2.             ☐            Check if Transferee will take delivery of a beneficial interest in the Regulation S

Global Security or a Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (y) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (z) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. person (as such is defined in Regulation S) or for the account or benefit of a U.S. person (other than an initial purchaser of the Securities) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

3.             ☐            Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐            Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)           ☐            Such Transfer is being effected to the Company or a subsidiary thereof; or

(c)           ☐            Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.             ☐            Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)           ☐            Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture and the Securities Act.

(b)           ☐            Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture and the Securities Act.

(c)           ☐            Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposed to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐            a beneficial interest in the:

(i)            ☐            144A Global Security (CUSIP               ), or

(ii)           ☐            Regulation S Global Security (CUSIP               ), or

(b)                                 ☐            a Restricted Definitive Security.

2.             After the transfer the Transferee will hold:

(a)                                  ☐            a beneficial interest in the:

(i)            ☐            144A Global Security (CUSIP               ), or

(ii)           ☐            Regulation S Global Security (CUSIP               ), or

(iii)          ☐            Unrestricted Global Security (CUSIP               ); or

(b)                                 ☐            a Restricted Definitive Security; or

(c)                                  ☐            an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

EXHIBIT B

FORM OF CERTIFICATE OF EXCHANGE

Tyco International Finance S.A.

58 Rue Charles Martel

L-2134 Luxembourg

Attention: The Managing Directors

[Trustee]

[Address of Trustee]

Re: 7.0% Notes due 2019

Ladies and Gentlemen,

Reference is hereby made to the Indenture, dated as of June 9, 1998, among Tyco International Finance S.A., a Luxembourg company (the “Company”), Tyco International Ltd., a Bermuda company (“Tyco”), and                             , a                                 , as trustee (the “Trustee”) (as amended and supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                              , (the “Owner”) owns and proposes to exchange the Security or Securities or interest[s] in such Security or Securities specified herein, in the principal amount of $                   in such Security or Securities or interest[s] (the “Exchange”). In connection with the Exchange, the Transferor hereby certifies that:

1.             Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security.

(a)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(b)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security in an equal principal amount, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)           ☐            Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)           ☐            Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2.             Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities.

(a)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the

Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b)           ☐            Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the: [CHECK ONE] ☐ 144A Global Security or ☐ Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT C

[INSERT THE FOLLOWING LEGENDS AS APPLICABLE]
[PRIVATE PLACEMENT LEGEND]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[GLOBAL NOTE LEGEND]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

TYCO INTERNATIONAL LTD.

TYCO INTERNATIONAL FINANCE S.A.

7.0% NOTE DUE 2019

No. [    ]

$[ ]	CUSIP: [ ]

TYCO INTERNATIONAL LTD., a Bermuda company, and TYCO INTERNATIONAL FINANCE S.A., a Luxembourg company (collectively, the “ISSUER”), for value received, hereby promises to pay to [                        ] or registered assigns, the principal sum of [                      ] DOLLARS on December 15, 2019, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semiannually on June 15 and December 15 of each year (each, an “Interest Payment Date”; provided, however, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day but no additional interest shall be paid in respect of such intervening period), commencing June 15, 2008, the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from December 15, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for, plus Additional Interest, if any, payable pursuant to the Registration Rights Agreement.  Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  For purposes of this Note, “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the June 1 or December 1 (in each case, whether or not a

Business Day), as the case may be (each, a “REGULAR RECORD DATE”), immediately preceding such Interest Payment Date; provided that if such June 1 or December 1 is prior to the date of issuance of this Note, interest will be paid to the Person in whose name such Note is registered at the close of business on such date of issuance.  Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date or issuance date, as the case may be, immediately preceding such Interest Payment Date, and such interest shall instead be paid to the Person in whose name this Note is registered at the close of business on the record date established for such payment by notice by or on behalf of the Issuer to the Holders of the Notes mailed by first-class mail not less than 15 days prior to such record date to their last addresses as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest.  At the option of the Issuer, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Issuer, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, EACH OF TYCO INTERNATIONAL FINANCE S.A. AND TYCO INTERNATIONAL LTD. has caused this instrument to be signed by its duly authorized officer.

Dated:

TYCO INTERNATIONAL FINANCE S.A.

By:
Title:

TYCO INTERNATIONAL FINANCE S.A.

By:
Title:

TYCO INTERNATIONAL LTD.

By:
Title:

TYCO INTERNATIONAL LTD.

By:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
as Trustee

By:
Authorized Signatory

GUARANTEE

For value received, TYCO INTERNATIONAL LTD. hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Note the payment of principal of, interest on and Additional Amounts in respect of the Security upon which this Guarantee is endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the holder of such Note and the Trustee, all in accordance with and subject to the terms and limitations of such Note and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

TYCO INTERNATIONAL LTD.

By:
Title:

REVERSE OF NOTE

TYCO INTERNATIONAL FINANCE S.A.

TYCO INTERNATIONAL LTD.

7.0% NOTE DUE 2019

1.                                      INDENTURE. (a)      This Note is one of a duly authorized issue of notes of the Issuer (hereinafter called the “NOTES”) of a series designated as the 7.0% Notes due 2019 of the Issuer, initially limited in aggregate principal amount to $[               ], all issued or to be issued under and pursuant to an indenture, dated as of June 9, 1998 (as amended and supplemented, the “Indenture”), among the Issuer, Tyco International Ltd. (in its capacity as Guarantor, “Tyco”) and Wilmington Trust Company, as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, Tyco, the Trustee and the Holders of the Notes.

(b)                                 Other debentures, notes, bonds or other evidences of indebtedness (together with the Notes, hereinafter called the “SECURITIES”) may be issued under the Indenture in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary from the Notes and each other, as in the Indenture provided.

(c)                                  All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2.                                      AMENDMENTS AND WAIVERS. (a) The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; PROVIDED, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 4.1 of the Indenture or the amount thereof provable in bankruptcy pursuant to Section 4.2 of the Indenture, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected.

(b)                                 It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

3.                                      OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, Tyco or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

4.                                      REDEMPTION. This Note may be redeemed, in whole or in part, at the option of the Issuer at any time at a redemption price equal to the greater of (i) 100% of the principal amount of this Note, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 15 basis points plus, in each case, accrued interest thereon to the date of redemption. This Note is also subject to redemption to the extent provided in Article Twelve of the Indenture.

“ADJUSTED REDEMPTION TREASURY RATE” means, with respect to any redemption date, the annual rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such redemption date.

“BUSINESS DAY” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

“COMPARABLE REDEMPTION TREASURY ISSUE” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that will be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“COMPARABLE REDEMPTION TREASURY PRICE” means, with respect to any redemption date, (i) the average of the Redemption Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“QUOTATION AGENT” means a Redemption Reference Treasury Dealer appointed as such agent by the Company or Tyco.

“REDEMPTION REFERENCE TREASURY DEALER” means each of J.P. Morgan Securities Inc. and four other primary U.S. Government securities dealers in The City of New York selected by the Company or Tyco.

“REDEMPTION REFERENCE TREASURY DEALER QUOTATIONS” means, with respect to each Redemption Reference Treasury Dealer and any redemption date, the offer price for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the redemption date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5.                                      CERTAIN COVENANTS. The Indenture restricts the Issuer’s ability to merge, consolidate or sell substantially all of its assets. In addition, the Issuer is obliged to abide by certain covenants, including covenants limiting the amount of liens it may incur, as well as its ability to enter into sale and leaseback transactions, a covenant limiting the ability of its subsidiaries to incur indebtedness, and a covenant requiring it to pay or discharge all taxes, all as more fully described in the Indenture. All of such covenants are subject to the covenant defeasance procedures outlined in the Indenture.

6.                                      EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

7.                                      DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Issuer with certain conditions set forth therein.

8.                                      CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, unless this Note is being redeemed, the Holder of this Note will have the right to require that all or a portion, in $1,000 increments, of this Note be purchased at a purchase price equal to 101% of the principal amount hereof plus accrued and unpaid interest, if any, to the date of purchase.

9.                                      DENOMINATIONS; TRANSFER.

(a)                                  The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

(b)                                 Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture. This Note may also be surrendered for exchange at the aforesaid office or agency for Notes in other authorized denominations in an equal aggregate principal amount. No service charge shall be made for any registration of transfer or any exchange of the Notes, except that the Issuer may require payment of any tax or other governmental charge imposed in connection therewith.

(c)                                  A certificate in global form representing all of a portion of the Notes may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or any such nominee to a successor Depositary for such Notes or a nominee of such successor Depositary.

10.                               HOLDER AS OWNER. The Issuer, Tyco, the Trustee and any authorized agent of the Issuer, Tyco or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, Tyco or the Trustee or any authorized agent of the Issuer, Tyco or the Trustee shall be affected by any notice to the contrary.

11.                               NO LIABILITY OF CERTAIN PERSONS. No recourse under or upon any obligation, covenant or agreement of the Issuer or Tyco in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, or any past, present or future shareholder, officer or director, as such, of the Issuer, Tyco or of any successor corporation of either of them, either directly or through the Issuer, Tyco or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

12.                               GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK GOVERN THE INDENTURE AND THIS NOTE.

13.                               REGISTRATION RIGHTS AGREEMENT. The Holder of this Note has the benefit of the Registration Rights Agreement. The Registration Rights Agreement provides that Additional Interest will be payable if the Notes are not freely tradeable under Rule 144 under the Securities Act by Holders of the Notes who are not affiliates of the Company or Tyco on and after the 180th day after the initial issuance of the Notes until the first anniversary of the initial issuance of the Notes (a “Registration Default”). Any amounts of Additional Interest will be payable on the Interest Payment Dates.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT TAXPAYER

IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS,

INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of Tyco International Finance S.A. and Tyco International Ltd. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Tyco International Finance S.A. and Tyco International Ltd., with full power of substitution in the premises.

Dated:

Signature

NOTICE:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.

[INSERT THE FOLLOWING FOR GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges of a part of this Global Security for Physical Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT D

ELECTION FORM

TO BE COMPLETED ONLY IF THE HOLDER
ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Issuer to repurchase the within Note (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Note, to the undersigned,                                                                                                                           , at                                                                                                                            (please print or typewrite name and address of the undersigned).

For this election to accept the Change of Control Offer to be effective, the undersigned must (A) deliver, to the address of the paying agent set forth below or at such other place or places of which the Issuer shall from time to time notify the Holder of the within Note, either (i) this Note with this “Election Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Note, (b) the principal amount of the Note, (c) the principal amount of the Note to be repurchased, (d) the certificate number or description of the tenor and terms of the Note, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Note to be repurchased, together with this “Election Form” duly completed, will be received by the paying agent at least five Business Days prior to the Change of Control Payment Date or (B) otherwise comply with alternative instructions in accordance with the procedures of the depositary. The address of the paying agent is Rodney Square North; 1100 North Market Street; Wilmington, DE 19890-1600; Attention:  Corporate Client Services.

If less than the entire principal amount of the within Note is to be repurchased, specify the portion thereof (which principal amount must be $1,000 or an integral multiple of $1,000 in excess thereof) which the Holder elects to have repurchased: $                       .

Holder:

By:
Name:
Title:

D-1